UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2009

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-12441	41-1276891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One St. Jude Medical Drive, St. Paul, MN		55117
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (651) 756-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   Joseph McCullough has notified St. Jude Medical, Inc. (the “Company”) of his decision to step down from his role as Group President of the Company effective November 1, 2009 and his intent to retire from the Company. As a result, Michael Rousseau, Group President, will assume responsibility for the Company’s United States Division, which he previously led from January 2002 to January 2008. The Cardiac Rhythm Management Division will continue to report to Mr. Rousseau. Reporting directly to Daniel Starks, Chairman, Chief Executive Officer and President of the Company, will be Mr. Rousseau, as well as the Company’s Atrial Fibrillation, Cardiovascular, Neuromodulation and International Divisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Date: October 26, 2009	By:	/s/ Pamela S. Krop
Pamela S. Krop
Vice President, General Counsel
and Corporate Secretary